UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 13, 2016
(Date of earliest event reported)

US GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34023	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

390 E Parkcenter Blvd, Ste 250, Boise, Idaho 83706
(Address of principal executive offices) (Zip Code)

208-424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

     U.S. Geothermal Inc. (the “Company”) has scheduled its annual meeting of shareholders (the “Annual Meeting”) to be held at the Company’s principal executive offices at 390 E Parkcenter Blvd, Suite 250, Boise, Idaho 83706 on September 30, 2016 at 10:00 a.m. Mountain Daylight time.

     The Annual Meeting date has been changed by more than 30 days from the anniversary of the Company’s prior annual meeting of shareholders, which was held on June 26, 2015. Therefore, in order for a shareholder proposal to be considered for inclusion in our proxy statement and form of proxy for the 2016 Annual Meeting, the written proposal must be received by the Company’s Corporate Secretary at the principal executive offices by the close of business on June 24, 2016. All shareholder proposals must comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

     The Amended Certificate of Incorporation of the Company (the “Certificate of Incorporation”) provides that a shareholder(s) holding, in aggregate, not less than 10% of the Company’s shares with voting rights, may nominate a director for election at the Annual Meeting or may present from the floor a proposal that is not included in the proxy statement if proper written notice is received by the Corporate Secretary at the principal executive offices not less than 40 days nor more than 60 days in advance of the Annual Meeting. The notice must contain the specific information required by the Certificate of Incorporation.

     Accordingly, such notice by the shareholder(s) must be received no earlier than August 1, 2016 and no later than August 21, 2016 and comply with the requirements of the Certificate of Incorporation. Notices should be directed to the Corporate Secretary, Kerry D. Hawkley, U.S. Geothermal Inc., 390 E Parkcenter Blvd, Suite 250, Boise, Idaho 83706.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2016	U.S. Geothermal Inc.

	By:	/s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer and Secretary